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                                                                 Exhibit 99.7(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-26505 of the portfolios of United Investors Universal Life Variable Account on Form S-6 of our report dated January 31, 2002, March 19, 2002 as to Note 10, relating to the financial statements of United Investors Life Insurance Company, and our report dated April 5, 2002 relating to the financial statements of United Investors Universal Life Variable Account, both appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading of "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
-------------------------


Dallas, Texas
April 29, 2002